SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2020

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed to update the disclosure under Item 8.01 of our Current Report on Form 8-K of ResMed Inc. filed with the Securities and Exchange Commission on October 29, 2020 to revise the ex-dividend date for the previously-announced cash dividend.

Item 8.01.	Other Events.

On October 29, 2020 we announced that our board of directors declared a quarterly cash dividend of US $0.39 per share. The dividend will have a record date of November 12, 2020, payable on December 17, 2020. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 10, 2020 for common stockholders and November 11, 2020 for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 10, 2020 through November 12, 2020, inclusive.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 5, 2020	RESMED INC.
(registrant)

	By:	/s/ Brett Sandercock
	Name:	Brett Sandercock
	Its:	Chief Financial Officer